                     [Letterhead of Clifford Chance US LLP]

December 19, 2007

Morgan Stanley International Value Equity Fund
522 Fifth Avenue
New York, NY 10036

Re:   Opinion of Counsel regarding Post-Effective Amendment No. 10 to the
      Registration Statement filed on Form N-1A under the Securities Act of 1933
      (File Nos. 333-53546, 811-10273)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley International Value Equity Fund, a
Massachusetts business trust (the "Fund"), in connection with the above-referenced Registration Statement (as amended, the "Registration
Statement") which relates to the Fund's shares of beneficial interest, $0.01 par value (collectively, the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 10 to the
Registration Statement (the "Amendment") to be filed with the Securities and
Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 11 pursuant to the Investment
Company Act of 1940, as amended. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have reviewed the
Fund's Declaration of Trust, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund's current Statement of
Additional Information under the caption "Capital Stock and Other Securities")
upon receipt by the Fund of consideration determined by the Trustees to be in compliance with the Declaration of Trust and the Fund's issuance of the Shares pursuant to the Declaration of Trust.

As to matters of Massachusetts law contained in the foregoing opinions, we have relied upon the opinion of Dechert LLP, dated December 19, 2007.

We have consented to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Fund
Counsel" in the Statement of Additional Information forming a part of the
Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933
Act.

                                             Very truly yours,

                                             /s/ Clifford Chance US LLP

                                             Clifford Chance US LLP